INDEPENDENT CONSULTING AGREEMENT
                        --------------------------------

     This Agreement is made by and between Trinity Energy Resources, Inc., hereinafter referred to as "Trinity" and Michael L Wallace, hereinafter referred to as "Wallace" on this 24th day of August, 1999 in Houston, Harris County, Texas.

     For and in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

     1. Trinity hereby engages Michael L. Wallace to provide consulting services to Trinity on such projects and assignments as specifically assigned to him by the Chief Executive Officer of Trinity, but which may generally be described as regarding energy related and corporate matters.

2.     The  term  of  this  Agreement  is  one  year, beginning August 25, 1999.

     3. For services rendered in connection with this Agreement, Trinity will pay Wallace the sum of $10,000.00 per month beginning August 25, 1999. The amount to be paid will be prorated for any partial month of employment. Payment will be made on the last business day of the month.

     4. Wallace shall be responsible for the payment of federal income tax, social security and Medicare taxes related to the compensation received under this Agreement. Wallace shall not be eligible for any Trinity benefits, including but not limited to, insurance, bonuses, pensions, vacation pay, sick pay and stock options.

     5. Trinity shall also pay to Wallace any pre-approved business expenses that are reasonable and necessary incident to this Agreement, to specifically include out of town travel and entertainment expenses. Local entertainment and meal expenses will not be reimbursed nor advanced.

     6. Wallace shall be available on an "as needed" basis, not to exceed 1000 hours during the term of this Agreement, to provide services to Trinity in accordance with this Agreement. Wallace will obtain and maintain a full coverage insurance policy on any automobile utilized by Wallace during the term of this Agreement and agrees to furnish a copy of the insurance policy or certificate to Trinity upon demand at any time.

     7. Wallace will submit detailed written weekly reports to the Chief Executive Officer of Trinity on the progress and status of his assignments and shall provide proof of performance of any obligations under this Agreement upon request and at such intervals as shall be deemed necessary by the Chief Executive Officer of Trinity.

     8. Nothing in this Agreement shall prevent Wallace from obtaining other employment or consulting opportunities. However, during the term of this Agreement, Wallace shall not accept any employment or consulting opportunities of any nature or kind, in Harris County, Texas or any adjacent county or in any


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locale where Trinity has an office, that would directly conflict or compete with the business of Trinity, and, specifically, Wallace may not accept employment with Exxon, Shell or EIf Aquitaine, said companies being direct competitors with Trinity in the Republic of Chad. Wallace shall clear any such potential conflict with the Chief Executive Officer.

     9. Wallace agrees to retain in confidence all information and data provided to him by
Trinity. Wallace agrees not to disclose such confidential information to third parties without the express written consent of the Chief Executive Officer of Trinity. All information and data furnished to Wallace in connection with this Agreement is and shall remain the property of Trinity and may not be retained by Wallace for his personal or other use nor furnished to any third party by him without the express written consent of the Chief Executive Officer of Trinity

     10. The parties agree that, in the event of a breach of the duties and obligations owed by Wallace to Trinity under paragraphs 8 and 9 of this Agreement, irreparable injury will have occurred by such breach rendering any remedy at law that might be sought by Trinity wholly inadequate. Therefore, the parties further agree and consent to the entry of injunctive and other equitable relief, by a court of competent jurisdiction, to remedy any such breach and the non-prevailing party shall bear all costs, expenses and reasonable attorney's fees incurred as a result of such action.

     11. This Agreement can be terminated without notice if Wallace violates any of its terms or if Trinity, in its sole judgment and opinion, determines that Wallace is not performing his duties and obligations hereunder in a timely and proper manner.

     12. The parties agree that Wallace is not an employee, agent, servant of, or joint venturer with Trinity, but is engaged solely to provide the services described herein as an independent contractor. Wallace shall set the hours of performance of his obligations under this Agreement. Wallace shall not be required to perform work under this Agreement on Trinity's premises and shall retain sole control over the services performed by Wallace under this Agreement, including the details and means by which said services shall be performed.

     13. Wallace shall indemnify, protect and save harmless, compensate and release Trinity, its officers, directors and employees, both in their corporate and individual capacities, for, from and against any and all damages, claims, causes of action, or other liabilities whatsoever, including bodily injury to any person or persons, including the death of any party or parties, and including all expenses and attorneys' fees incurred in defending against any such claims, causes of action or other liabilities, arising out of or associated with Wallace's performance under this Agreement. This indemnification includes claims for negligence or gross negligence asserted against Trinity.

     14. This Agreement shall be construed and interpreted under the laws of the State of Texas and shall be performable in Houston, Harris County, Texas.

     15. This Agreement is binding on and inures to the benefit of the parties to it and their respective heirs, assigns, administrators, executors and legal representatives.


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     16.     Should any provision of this Agreement be declared invalid, illegal or unenforceable by a court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

     17. This Agreement constitutes the sole and exclusive agreement between Wallace and Trinity regarding the subject matter contained herein. It supercedes any prior understandings, representations, oral or written agreements between Wallace and Trinity regarding the subject matter contained herein.

     18. No amendment or modification of this Agreement shall be valid unless in writing and signed by Wallace and Trinity.

     19. Except as provided in paragraph 10 above, in the event of any dispute between the parties whatsoever arising under this Agreement, the parties agree to submit to binding arbitration, to be held in Harris County, Texas. Each party to the dispute shall appoint an arbitrator who shall be a licensed attorney or a licensed or certified professional arbitrator, acting independently and not as an advocate or representative of any party. The arbitrators so selected shall appoint additional arbitrator(s) in order to have the minimum odd number of arbitrators. The arbitrators shall utilize the Rules of Arbitration of the American Arbitration Association for procedural guidance but not as to costs. The final decision shall require the agreement of a majority of the arbitrators and shall be fully binding and enforceable upon the parties. The parties agree that any such decision of the arbitrators shall be final and binding and shall not be appealed to any court of law in any jurisdiction. The costs of arbitration shall be borne by the parties in the manner determined by the arbitrators. It is understood and agreed that any final arbitration award hereunder may be entered into any court of competent jurisdiction forenforcement.

     Signed  on  the  day  and  year  first  above  written.

TRINITY  ENERGY  RESOURCES,  INC.
a  Nevada  Corporation


by:  T.C. O'DELL  (SIGNATURE)
----------------------------------------
     T.C. O'DELL
     Chairman  of  the  Board
     Chief  Executive  Officer


MICHAEL  L.  WALLACE


     MICHAEL  L.  WALLACE  (SIGNATURE)
----------------------------------------
     MICHAEL  L.  WALLACE
     An  Individual


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